UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  August 14, 2014

OVERTECH CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-191251 (Commission File Number)	None (I.R.S. Employer Identification No.)

Waiblingerstrasse 34 Stuttgart, Germany (Address of principal executive offices)	70372 (Zip Code)

Registrant’s telephone number, including area code  +49 157 894 69537

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On August 14, 2014, Overtech dismissed is Harris & Gillespie CPA’s, PLLC (formerly Thomas J. Harris, CPA) (“Harris”) as the independent accountants of Overtech Corp.

(ii)

The report of Harris on the financial statements for the fiscal period from November 13, 2012 (inception) to July 31, 2013, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope.

(iii)	Overtech’s board of directors recommended the decision to change independent accountants.

(iv)

There have been no disagreements during the fiscal period from November 13, 2012 (inception) to July 31, 2013 and the subsequent interim period up to and including the date of dismissal between Overtech and Harris on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Harris, would have caused them to make reference to the subject matter of the disagreement in connection with Harris's report.

(b)	New independent accountants

Overtech Corp. engaged Dale Matheson Carr-Hilton Labonte, L.L.P. Chartered Accountants (“DMCL”) as its new independent accountants as of August 18, 2014.  Overtech did not consult with DMCL during the fiscal period from November 13, 2012 (inception) to July 31, 2013 and any subsequent interim period prior to their engagement regarding: (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on Overtech's financial statements, and neither a written report was provided to Overtech nor oral advice was provided that the newly appointed accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1	Letter to Securities and Exchange Commission dated, August 19, 2014 from Harris regarding change in certifying accountant.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Overtech Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

OVERTECH CORP.

By:	/s/ Elmedina Adzemovic
Dated: August 20, 2014 Elmedina Adzemovic – CEO & President